Amended and Restated

             Certificate of Incorporation of Tel-Save Holdings, Inc.

                            Before Payment of Capital


         Daniel Borislow, the sole incorporator of Tel-Save Holdings, Inc. ("Incorporator"), a corporation incorporated on June 13, 1995 under the General Corporation Law of the State of Delaware, does hereby certify that the corporation has not received any payment for any of its stock or elected initial directors and that he is adopting this Amended and Restated Certificate of Incorporation pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware. The Amended and Restated Certificate of Incorporation of Tel- Save Holdings, Inc. shall read in full as follows:

         FIRST: The name of the corporation is Tel-Save Holdings, Inc. (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purposes for which the Corporation was formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, par value $.01 per share, as more fully described in Section A. below (the "Preferred Stock"), and 30,000,000 shares of Common Stock, par value $.01 per share, as more fully described in Section B. below (the "Common Stock").

         A. Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions thereof (if any), of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly vested with authority to fix by resolution the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions and (if any), of the Preferred Stock and each series thereof which may be designated by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

              (1) The voting rights and powers (if any) of the Preferred Stock and each series thereof;

              (2) The rates and times at which, and the terms and conditions on which, dividends (if any) on the Preferred Stock, and each series thereof, will be paid and any dividend preferences or rights of cumulation;

              (3) The rights (if any) of holders of the Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock o the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

              (4) The redemption rights (if any) of the Corporation and of the holders of the Preferred Stock, and each series thereof, and the times at which, and the terms and conditions on which, the Preferred Stock, and each series thereof, may be redeemed; and

              (5) The rights and preferences (if any) of the holders of the Preferred Stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         B. Common Stock. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

              (1) Dividends. When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

              (2) Voting Rights. Each holder of Common Stock shall be entitled to one vote per share.

              (3) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of the Preferred Stock of the full amounts to which they shall be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share ratably according to the number of shares of the Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

         C. Other Provisions. No holder of any of the shares of any class or series of stock or options, warrants or other rights to purchase shares of any class of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether any such persons, firms, corporations or associations are holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

         FIFTH: The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) persons, the exact number to be fixed and determined from time to time by resolution of the Board of Directors or, prior to the election of an initial Board of Directors, by the Incorporator.

         SIXTH: Prior to the first closing date for the initial public offering of the common stock of the Corporation, the directors shall be elected for such term as is specified by the Incorporator (prior to the issuance of shares) who elected such directors or by the shareholders which elected such directors, as the case may be. On and after the first closing date for the initial public offering of the common stock of the Corporation, the directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2, and Class 3. The initial directors of Class 1 shall serve until the third (3rd) annual meeting of shareholders. At the third (3rd) annual meeting of the shareholders, the directors of Class 1 shall be elected for a term of three
(3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second (2nd) annual meeting of the shareholder, the directors of Class 2 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class 3 shall serve until the first (1st) annual meeting of shareholders. At the first (1st) annual meeting of shareholders, the directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier death, resignation, removal or disqualification. This Article Sixth, or any portion thereof, may be changed by a by-law amendment which is adopted by all of the then members of Board of Directors.

         SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

         EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

         NINTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         TENTH:  The name and mailing address of the Incorporator is:

                           Mr. Daniel Borislow
                           Tel-Save
                           22 Village Square
                           New Hope, PA  18938

         IN WITNESS WHEREOF, Daniel Borislow, the sole Incorporator of Tel-Save Holdings, Inc. has caused this Certificate of Amendment to be signed by him this 23rd day of June, 1995.

                                              /s/ Daniel Borislow
                                              ----------------------------------
                                              DANIEL BORISLOW, Sole Incorporator

                        Amendment to Amended and Restated

             Certificate of Incorporation of Tel-Save Holdings, Inc.

                            Before Payment of Capital

         Daniel Borislow, the sole incorporator of Tel-Save Holdings, Inc. ("Incorporator"), a corporation incorporated on June 13, 1995 under the General Corporation Law of the State of Delaware, does hereby certify that the corporation has not received any payment for any of its stock or elected initial directors and that he is adopting this Amended Certificate of Incorporation pursuant to Sections 241 of the General Corporation Law of the State of Delaware. An Amended and Restated Certificate of Incorporation Before Payment of Capital was previously filed on June 27, 1995. The Amended and Restated Certificate of Incorporation is hereby further amended by changing the first paragraph thereof to read in full as follows:

         "FIRST: The name of the corporation is The Phone Company (the "Corporation")." In all other respects, the Amended and Restated Certificate of Incorporation shall remain unchanged.

         IN WITNESS WHEREOF, Daniel Borislow, the sole Incorporator of Tel-Save Holdings, Inc., has caused this Certificate of Amendment to be signed by him this 10th day of July, 1995.


                                              /s/ Daniel Borislow
                                              ----------------------------------
                                              DANIEL BORISLOW, Sole Incorporator

                     Amendment No. 2 to Amended and Restated

                Certificate of Incorporation of The Phone Company
                  (Previously known as Tel-Save Holdings, Inc.)

                            Before Payment of Capital


         Daniel Borislow, the sole incorporator of The Phone Company (previously known as Tel-Save Holdings, Inc.) ("Incorporator"), a corporation incorporated on June 13, 1995 under the General Corporation Law of the State of Delaware, does hereby certify that the corporation has not received any payment for any of its stock or elected initial directors and that he is adopting this Amended Certificate of Incorporation pursuant to Sections 241 of the General Corporation Law of the State of Delaware. An Amended and Restated Certificate of Incorporation Before Payment of Capital was previously filed on June 27, 1995 and was amended on July 10, 1995. The Amended and Restated Certificate of Incorporation is hereby further amended by changing the first paragraph thereof to read in full as follows:

         "FIRST: The name of the corporation is Tel-Save Holdings, Inc. (the "Corporation")."

         In all other respects, the Amended and Restated Certificate of Incorporation shall remain unchanged.

         IN WITNESS WHEREOF, Daniel Borislow, the sole Incorporator of The Phone
Company  (previously  known  as  Tel-Save  Holdings,   Inc.),  has  caused  this
Certificate of Amendment to be signed by him this 14th day of July, 1995.




                                              /s/ Daniel Borislow
                                              ----------------------------------
                                              DANIEL BORISLOW, Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             TEL-SAVE HOLDINGS, INC.


              Tel-Save Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

              FIRST: The Corporation's Board of Directors adopted a resolution, at a meeting duly held, setting forth a proposed amendment to the Corporation's Amended and Restated Certificate of Incorporation, declaring the amendment's advisability, and directing that the amendment be considered by the stockholders. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that this Board of Directors declares advisable and hereby adopts an amendment to the Corporation's Amended and Restated Certificate of Incorporation as set forth below, subject to the approval of the stockholders of the Corporation in accordance with
         Section 242 of the Delaware General Corporation Law:

                  The first paragraph of Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

                                    The total number of shares of all classes of
                           stock that the Corporation shall have authority to issue is 105,000,000, consisting of 5,000,000 shares of Preferred Stock, par value $0.01 per share, as more fully described in Section A. below (the "Preferred Stock"), and 100,000,000 shares of Common Stock, par value $0.01 per share, as more fully described in Section B. below.

              SECOND: The required number of stockholders of the Corporation have duly approved and adopted the foregoing amendment.

              THIRD: The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


              IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested to by its duly authorized officers this 15th day of April, 1996.

ATTEST:                                                  TEL-SAVE HOLDINGS, INC.





/s/ Aloysius T. Lawn, IV                                 By: /s/ Kevin R. Kelly
------------------------                                     -------------------
Aloysius T. Lawn, IV                                         Kevin R. Kelly
Secretary                                                    Controller